         Please contact the undersigned at (206) 340-9648, or Christi Muoneke, Esq. at (206) 340-9634, should you have any questions regarding this filing. Thank you.

                                                     Very truly yours,

                                                     GRAHAM & DUNN, P.C.


                                                      /s/ Stephen M. Klein
                                                     ----------------------
                                                     Stephen M. Klein, Esq.

Attchs.
SMK:CM:dtz

cc:      West Coast Bancorp
         The Nasdaq Stock Market
         Arthur Andersen LLP

     As Filed with the Securities and Exchange Commission on August 7, 1996

                                                   Registration No. 333-

- ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                              --------------------

                               WEST COAST BANCORP
               (Exact name of issuer as specified on its charter)

        Oregon                                  93-0810577
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                  identification no.)

                       5335 S.W. Meadows Road, Suite 201
                           Lake Oswego, Oregon  97035
                    (Address of principal executive offices)


                  VANCOUVER BANCORP INCENTIVE STOCK OPTION AND
                         NONSTATUTORY STOCK OPTION PLAN

                  VANCOUVER BANCORP EMPLOYEE STOCK OPTION PLAN
                           (Full title of each plan)


                  Please send copies of all communications to:

RODNEY B. TIBBATTS                              STEPHEN M. KLEIN, ESQ.
Co-President and Co-Cheif Executive Officer     Graham & Dunn, P.C.
West Coast Bancorp                              1420 Fifth Avenue
5335 S.W. Meadows Road, Suite 201               33rd Floor
Lake Oswego, Oregon 97035                       Seattle, Washington 98101
(503) 684-0884                                  (206) 624-8300

              (Name, address including zip code, telephone number
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                       Proposed                 Proposed
Title of                                               Maximum                  Maximum
Securities               Amount                        Offering                 Aggregate               Amount of
to be                    to be                         Price                    Offering                Registration
Registered               Registered                    Per Share(1)             Price(1)                Fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock,
 No par value            115,000 Shares(2)             $19.125                  $2,199,375.00          $758.41
- --------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee; pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $19.125, based on the average of the high ($19.25) and low ($19.00) trading prices of the common stock, no par value per share ("Common Stock"), of West Coast Bancorp (the "Registrant"), as reported on The Nasdaq Stock Market on August 1, 1996.

(2) Of this number, 47,266 shares of Common Stock are issuable upon exercise of options outstanding under the Vancouver Bancorp Incentive Stock Option and Nonstatutory Stock Option Plan, and 66,134 shares of Common Stock are issuable upon exercise of options outstanding under the Vancouver Bancorp Employee Stock Option Plan (collectively, the "Plans"); together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in the Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

         (c) The description of the Common Stock contained in the Registrant's Prospectus/Proxy Statement dated January 27, 1995 and included in the Registrant's Registration Statement on Form S-4 (Registration No. 33-88656), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Articles of Incorporation (the "Articles") provide that the Registrant must indemnify each of its directors to the fullest extent permitted under the Oregon Business Corporation Act (the "OBCA") against all liabilities incurred by the director because the director is or was a director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. To the fullest extent permitted by OBCA, the Registrant's Restated Bylaws (the "Bylaws") also require the indemnification of a director or officer and permit the indemnification of an employee or agent of the Registrant made or threatened to be made a party to a proceeding because such person is or was a director, officer, employee, or agent of the Registrant, including any predecessor to the Registrant which ceased to exist in a merger or other transaction, against all liabilities (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the director, officer, employee, or agent was in good faith; (b) the director, officer, employee, or agent reasonably believed the conduct was in the best interest of the corporation, or at least not opposed to its best interest; and (c) in the case of a criminal proceeding, the director, officer, employee, or agent is likewise entitled to indemnification, except that no indemnification shall be made, unless deemed proper by the court in which the matter is pending, if: (i) the act of omission of the director, officer, employee, or agent was not in good faith, involved intentional misconduct or knowing violation of law; (ii) the director, officer, employee, or agent received an improper personal benefit; (iii) the director, officer, employee, or agent breached a duty of loyalty to the Registrant; or (iv) the director or officer received a distribution that is unlawful under Oregon law. Indemnification is made pursuant to these provisions upon a finding that the indemnitee has met the applicable standard of conduct, which finding must be made by a majority vote of the Board of Directors, or, in certain circumstances, by a duly designated committee of the Board of Directors, by special legal counsel, or by the shareholders of the Registrant.

         The Articles permit the Registrant to provide further indemnification rights to its directors, officers, employees, and agents as permitted by law. The Registrant has provided such additional indemnification rights to its directors, officers, employees, and agents in the Bylaws, and in indemnification agreements entered into with certain of its directors and officers.

         The effect of these provisions is potentially to indemnify the Registrant's directors from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant.

ITEM 8.  EXHIBITS.

 Exhibit No.                            Description

    5.1 Opinion of Graham & Dunn, P.C. regarding legality of the Common Stock being registered

   23.1  Consent of Arthur Andersen LLP

   23.2  Consent of Graham & Dunn, P.C. (included in opinion filed as Exhibit
         5.1)

   24.1 Power of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors)

   99.1 Vancouver Bancorp Incentive Stock Option and Nonstatutory Stock Option Plan

   99.2  Form of Incentive Stock Option Agreement

   99.3  Form of Nonstatutory Stock Option Agreement

   99.4  Vancouver Bancorp Employee Stock Option Plan

   99.5  Form of Stock Option Agreement (Incentive)

   99.6  Form of Stock Option Agreement (Nonqualified)

ITEM 9.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on the 25th day of July, 1996.

                                WEST COAST BANCORP

                                By  /s/ Rodney B. Tibbatts
                                    -------------------------------------------
                                    Rodney B. Tibbatts
                                    Co-President and Co-Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints Victor L. Bartruff, Rodney B. Tibbatts, Donald A. Kalkofen and Cora
A. Hallauer, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, on the 25th day of July, 1996.

          Signature                                   Title

 /s/ Victor L. Bartruff          Co-President and Co-Chief Executive Officer
- --------------------------       and Director (Co-Principal Executive Officer)
Victor L. Bartruff

 /s/ Rodney B. Tibbatts          Co-President and Co-Chief Executive Officer
- --------------------------       and Director (Co-Principal Executive Officer)
Rodney B. Tibbatts

 /s/ Donald A. Kalkofen          Treasurer and Chief Financial Officer
- --------------------------       (Principal Financial and Accounting Officer)
Donald A. Kalkofen

 /s/ Lester D. Green             Chairman of the Board
- --------------------------
Lester D. Green

 /s/ Gary D. Putnam                         Vice Chairman of the Board
- --------------------------
Gary D. Putnam

 /s/ Lloyd D. Ankeny                        Director
- --------------------------
Lloyd D. Ankeny


- --------------------------                  Director
Phillip G. Bateman

 /s/ Stanley M. Green                       Director
- --------------------------
Stanley M. Green

 /s/ William B. Loch                        Director
- --------------------------
William B. Loch

 /s/ Jack E. Long                           Director
- --------------------------
Jack E. Long

 /s/ C. Douglas McGregor                    Director
- --------------------------
C. Douglas McGregor

 /s/ Robert D. Morrison                     Director
- --------------------------
Robert D. Morrison

 /s/ J. F. Ouderkirk                        Director
- --------------------------
J. F. Ouderkirk

 /s/ James J. Pomajevich                    Director
- --------------------------
James J. Pomajevich

                                 RESOLUTIONS OF
                             THE BOARD OF DIRECTORS
                                       OF
                               WEST COAST BANCORP

                         (FOR MEETING OF JULY 25, 1996)

                                    RECITALS

                     [VANCOUVER BANCORP STOCK OPTION PLANS]

         1. On July 1, 1996, Vancouver Bancorp, a Washington corporation and bank holding company ("VB"), merged with and into HB Acquisition Corporation ("HB"), a Washington corporation and wholly owned subsidiary of West Coast Bancorp, an Oregon corporation and bank holding company ("Bancorp"), under the terms of a Plan and Agreement of Reorganization and Merger (the "Merger Agreement") among Bancorp, HB and VB dated as of February 15, 1996.

         2. On the effective date of the merger (July 1, 1996), a total of 13,139 and 18,384 shares, respectively, of VB common stock, $1.00 par value per share, were subject to outstanding options under VB's Incentive Stock Option and Nonstatutory Stock Option Plan (the "1992 Plan") and under VB's Employee Stock Option Plan (the "1989 Plan," both plans collectively, the "VB Plans"). The purpose of each of the VB Plans was to promote the interests of VB and its shareholders by providing additional incentives to key officers and directors in the form of options to acquire VB's common stock, thereby strengthening VB's ability to attract and retain such personnel and maintaining their personal and proprietary interest in VB's continued success and progress.

         3. Pursuant to Section 1.3.7 of the Merger Agreement, all 31,523 shares of VB common stock subject to unexercised options at the effective time of the merger were automatically converted into options to purchase 113,400 shares of Bancorp common stock, no par value per share, based on the merger exchange ratio of 3.5974 shares of Bancorp common stock for each share of VB common stock. No further options will be granted under either of the VB Plans.

         4. Bancorp now wishes to register the shares of Bancorp common stock issuable upon exercise of outstanding options under the Plans with the Securities and Exchange Commission (the "SEC"), and to comply with applicable state blue sky laws. The Board of Directors has reviewed the draft registration statement on Form S-8 ("Registration Statement") presented at this meeting and attached as Exhibit A to these Resolutions, and deems it appropriate and in the best interests of Bancorp to take the actions necessary to register the shares of Bancorp common stock required to satisfy all converted VB options originally issuable under the Plans, and to comply with all state blue sky laws applicable to the Plan.

                                   RESOLUTIONS

                     [SEC REGISTRATION AND BLUE SKY FILINGS]

         1. The proper officers of Bancorp, with the assistance of counsel, are hereby authorized to execute and file with the SEC, and any applicable state securities authorities, the Registration Statement and any necessary amendments thereto, in substantially the form presented at this meeting, to cause the shares of Bancorp common stock issuable pursuant to the Plans to be properly registered or otherwise exempt from registration.

                               [POWER OF ATTORNEY]

         2. The proper officers of Bancorp are hereby authorized to execute a Power of Attorney for the Registration Statement appointing Rodney B. Tibbatts, Victor L. Bartruff, Donald A. Kalkofen or Cora A. Hallauer to sign the Registration Statement and all amendments and related documents on behalf of Bancorp, and to file the same with the SEC.

                                    [GENERAL]

         3. The proper officers of Bancorp are hereby authorized and directed to do and perform all such other acts and things, to pay all necessary fees, to sign all such documents and certificates and to take such other steps as may be necessary, advisable, convenient or proper to carry out the full intent of the foregoing Resolutions, and to comply fully with all applicable rules and regulations.

         4. For purposes of the foregoing Resolution, the proper officers of Bancorp are Rodney B. Tibbatts, Victor L. Bartruff, Donald A. Kalkofen and Cora
A. Hallauer, each with full power to act alone.

                             SECRETARY'S CERTIFICATE

         1. I hereby certify that I am the Secretary of West Coast Bancorp, an Oregon corporation ("Bancorp"), and that I have been duly appointed and am presently serving in that capacity in accordance with the Bylaws of said Bancorp.

         2. I further certify that attached as Exhibit A is a full, true and correct copy of resolutions adopted by the Board of Directors of Bancorp on the 25th day of July, 1996.

         I further certify that said resolutions are still in full force and effect and have not been revoked or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary of the Corporation, this 25th day of July, 1996.

                                              /s/ Cora A. Hallauer
                                             -----------------------------
                                             Cora A. Hallauer
                                             Secretary, West Coast Bancorp

                                INDEX OF EXHIBITS

 Exhibit No.                      Description

    5.1 Opinion of Graham & Dunn, P.C. regarding legality of the Common Stock being registered

   23.1  Consent of Arthur Andersen LLP

   23.2  Consent of Graham & Dunn, P.C. (included in opinion filed as Exhibit
         5.1)

   24.1 Power of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors)

   99.1 Vancouver Bancorp Incentive Stock Option and Nonstatutory Stock Option Plan

   99.2  Form of Incentive Stock Option Agreement

   99.3  Form of Nonstatutory Stock Option Agreement

   99.4  Vancouver Bancorp Employee Stock Option Plan

   99.5  Form of Stock Option Agreement (Incentive)

   99.6  Form of Stock Option Agreement (Nonqualified)